UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2011

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of Denny's Corporation (the "Company") was held on May 18, 2011. At the Annual Meeting, the holders of the Company's common stock entitled to vote at the Annual Meeting (1) elected the ten director nominees for the ensuing year, (2) ratified the selection of KPMG LLP as the Company's registered public accounting firm for 2011, (3) adopted the advisory resolution approving the Company's 2010 executive compensation, and (4) approved, on a non-binding basis, holding future stockholder votes on executive compensation every year.

The voting results were as follows:

(1)  The election of ten (10) directors:

Board of Directors Nominees	For	Withheld	Abstain	Broker Non-Votes
Gregg R. Dedrick	83,662,345	382,113	14,508	8,822,506
Brenda J. Lauderback	72,809,815	11,234,631	14,520	8,822,506
Robert E. Marks	83,730,473	313,535	14,958	8,822,506
John C. Miller	83,947,221	93,687	18,058	8,822,506
Louis P. Neeb	83,657,969	384,994	16,003	8,822,506
Donald C. Robinson	83,970,494	72,514	15,958	8,822,506
Donald R. Shepherd	72,563,061	11,481,397	14,508	8,822,506
Debra Smithart-Oglesby	83,958,776	85,220	14,970	8,822,506
Laysha Ward	83,961,695	81,806	15,465	8,822,506
F. Mark Wolfinger	81,494,186	2,549,332	15,458	8,822,506

(2)  A proposal to to ratify the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 28, 2011:

For	Against	Abstain
92,387,539	444,672	49,261

(3)  A proposal to approve, on an advisory basis, the executive compensation of the Company:

For	Against	Abstain	Broker Non-Votes
79,885,862	3,120,551	1,052,553	8,822,506

(4)  An advisory vote to recommend the frequency of the stockholder vote on the executive compensation of the Company:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
79,246,922	37,024	3,704,556	1,065,964	8,827,006

Based on these results, and consistent with the Company's Board of Directors' recommendation, the Company has determined that it will hold the stockholder vote on the Company's executive compensation on an annual basis until the next advisory vote on the frequency of the stockholder vote on executive compensation occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 23, 2011	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer